EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38891) of C&D Technologies, Inc. of our report dated June 21, 2002 relating to the financial statements of the C&D Technologies Savings Plan, which appears in this Form 11-K.




PricewaterhouseCoopers LLP

Philadelphia, PA
June 27, 2002